Exhibit 3.1

CITY NATIONAL CORPORATION

BYLAWS

ARTICLE I

OFFICES

Section 1.                  The registered office shall be in the City of Wilmington, County of New Castle, and State of Delaware.

Section 2.                  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                  All meetings of the stockholders for the election of directors shall be held in the City of Beverly Hills, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                  Annual meetings of stockholders shall be held on the third Tuesday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following at 4:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which they shall elect a board of directors, and transact such other business as may be brought before the meeting.

Section 3.                  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the certificate of incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 4.                  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.                  Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the corporation as to dividends, voting or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.                  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more then sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.                  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the corporation’s notice of meeting, including any supplemental notice delivered by the corporation in accordance with this

ARTICLE II.

Section 8.                  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certification of incorporation, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  In addition, the Meeting Chairman (as defined in Section 14) shall at all times have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not there is such a quorum.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  No notice of the time and place of adjourned meetings need be given except as required by law, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

Section 9.                  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these bylaws or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10.                Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.                Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ANNUAL MEETINGS OF STOCKHOLDERS

Section 12.                At any annual meeting of the stockholders, only such nominations of persons for election to the board of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly made at the annual meeting, by or at the direction of the board of directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the corporation in accordance with these bylaws.  For nominations of persons for election to the board of directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these bylaws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

Section 13.                At a special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or (b) otherwise properly brought before the special meeting, by or at the direction of the board of directors.

Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these bylaws as to such nomination.

GENERAL

Section 14.                At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated:  the chief executive officer, the president, the vice chairman, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors present at the meeting or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall serve as the chairman of the meeting (the “Meeting Chairman”), and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the Meeting Chairman, shall act as secretary.

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Meeting Chairman shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Sections 12, 13, 15, 16 and 17 of this ARTICLE II and, if any proposed nomination or other business is not in compliance with Sections 12, 13, 15, 16 and 17 of this ARTICLE II, to declare that such defective proposal or nomination shall be disregarded.  To be properly brought before a meeting of stockholders, business must be of a proper subject for action by stockholders under applicable law and must not, if implemented, cause the corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the board of directors.

ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

Section 15.                Annual Meeting of Stockholders.  Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 12 of this ARTICLE II, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the second sentence of the paragraph above to the contrary, in the event that the number of directors to be elected to the board of directors is increased by the board of directors, and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

Section 16.                Special Meetings of Stockholders.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 12 of this ARTICLE II with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 18 of this ARTICLE II) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Section 17.                Disclosure Requirements.  To be in proper form, a stockholder’s notice (whether given pursuant to Section 12 or 13 of this ARTICLE II) to the Secretary must include the following, as applicable.

(1)               As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth:  (i) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, any contract, derivate, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivate, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (E) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (G) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of the shares of the corporation (“Short Interests”), (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(2)               If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(3)               As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must set forth:  (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation and agreement required by Section 18 of this ARTICLE II.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No person may be appointed, nominated or elected as a director of the corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the corporation, as determined in good faith by the board of directors.

For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12 or 13 of this ARTICLE II.

SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT

Section 18.                To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 15 and 16 of this ARTICLE II) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS

Section 19.                The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Meeting Chairman shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The Meeting Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

RECORD DATE FOR ACTION BY WRITTEN CONSENT

Section 20.                In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the board of directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the corporation.  To be in proper form, such request must be in writing, shall state the purpose or purposes of the action or actions proposed to be taken by written consent and include all information that would be required to be delivered pursuant Sections 15 and 16 of this ARTICLE II.

The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

INSPECTORS OF WRITTEN CONSENT

Section 21.                In the event of the delivery, in the manner provided by Section 20 of this ARTICLE II, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 20 of this ARTICLE II represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

EFFECTIVENESS OF WRITTEN CONSENT

Section 22.                Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 20 of this ARTICLE II, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 20 of this ARTICLE II.

ARTICLE III

DIRECTORS

Section 1.                  The number of directors which shall constitute the whole board shall be not less than five nor more than fourteen, all of whom must be stockholders of this corporation.  The first board shall consist of three directors.  Thereafter, within the limits above specified, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be determined by resolution of a majority of the total number of directors that the corporation would have if there were no vacancies.  No decrease in the number of authorized directors constituting the board of directors shall shorten the term of any incumbent director.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled, or shall otherwise be removed.

The vote required for election of a director by the stockholders shall, in any uncontested election, be that the number of votes cast “for” the director’s election exceeds the number of votes cast “against” or “withheld” from that director’s election, with “abstentions” and “broker non-votes” (or other shares of stock of the corporation similarly not entitled to vote on such election) not counted as votes cast either “for” or “against” that director’s election. For purposes of this Section, an “uncontested election” shall be any meeting of stockholders at which directors are elected and with respect to which either (a) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to these By-laws or (b) if such notice has been submitted, all such nominees have been duly withdrawn by stockholders on or before the tenth day before the corporation first mails its notice of meeting for such meeting to the stockholders such that the number of nominees for members of the Board of Directors does not exceed the number of Directors to be elected. In any election that is not an uncontested election, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or by proxy at the meeting and entitled to vote in the election, and stockholders shall not be permitted to vote against any nominee for director.

Any incumbent director nominee who fails to receive the requisite vote in an uncontested election shall immediately tender to the Board of Directors his or her offer to resign from the Board, and the Board of Directors shall decide, through a process managed by the Compensation, Nominating and Corporate Governance Committee, whether to accept the offer to resign. Unless the Board decides to reject the offer, the resignation shall become effective 90 days after the date of the election. In making a determination whether to reject the offer, the Board of Directors shall consider all factors it deems relevant to the best interests of the corporation. If the Board rejects the offer to resign, it shall issue a public statement that discloses the reason for its decision.

Section 2.                  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), a Court of competent jurisdiction may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.                  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.                  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.                  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.                  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.                  Special meetings of the board may be called by the chairman, the president or the vice chairman on twenty-four hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman, president, vice chairman or secretary in like manner and on like notice on the written request of a majority of the directors then in office.

Section 8.                  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9.                  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

COMMITTEES OF DIRECTORS

Section 10.                The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 11.                Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 12.                The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.                  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by electronic transmission in the manner provided in Section 232 of the General Corporation law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware).  Notice to directors may also be given by telegram, hand delivery, email or facsimile transmission, or orally by telephone.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation.  If notice is given by electronic transmission to stockholders, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.  If notice is given to directors by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting.  If notice is given to directors by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting.

Section 2.                  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.                  The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a chief executive officer, a president, a vice chairman, a vice president, a secretary and a chief financial officer/treasurer.  The board of directors may also choose additional vice chairmen, additional vice presidents, one or more assistant secretaries and one or more assistant chief financial officers/treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                  The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a chief executive officer, a president, one or more vice chairmen, one or more vice presidents, a secretary and a chief financial officer/treasurer.

Section 3.                  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.                  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.                  The officers of the corporation shall hold office until their successors are chosen and qualified.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE CHAIRMAN OF THE BOARD

Section 6.                  The chairman of the board shall preside at all meetings of the stockholders and the board of directors and shall be an ex-officio member of all committees of the board of directors.  The chairman of the board shall, in the absence of the chief executive officer or if the chief executive officer is unable, refuses or chooses not to act, function as the chief executive officer of the corporation.

THE CHIEF EXECUTIVE OFFICER

Section 7.                  The chief executive officer shall be the managing officer of the corporation.  Subject to the control of the board of directors, the chief executive officer shall have general supervision, control and management of the business and affairs of the corporation and general charge and supervision of all officers, agents and employees of the corporation; shall see that all orders and resolutions of the board of directors are carried into effect; and in general shall exercise all powers and perform all duties incident to the managing officer of the corporation and such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws or applicable law.  The chief executive officer shall, in the absence of the chairman of the board or if the chairman of the board is unable, refuses or chooses not to act, function as the chairman of the board of the corporation.

THE PRESIDENT

Section 8.                  The president shall, in the absence of the chairman of the board and the chief executive officer or if the chairman of the board and the chief executive officer are unable, refuse or choose not to act, jointly with the vice chairman, if any, function as the chief executive officer of the corporation.  The president shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president or imposed by these bylaws.  He shall also have and may exercise such further powers and duties as may from time to time be conferred to or assigned to him by the board of directors

Section 9.                  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE CHAIRMEN

Section 10.                In the absence of the chairman of the board and the chief executive officer or if the chairman of the board and the chief executive officer are unable, refuse or choose not to act, the vice chairman, if any (or, in the event there be more than one vice chairman, the vice chairmen in the order designated or, in the absence of any designation, in the order of their election) shall, jointly with the president, function as the chief executive officer of the corporation and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.  The vice chairmen shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE VICE PRESIDENTS

Section 11.                In the absence of the president or any vice chairman, if there be any, or in the event all are unable or refuse to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Unless otherwise designated by the board of directors, if there be vice presidents designated of different titles, the relative authority shall first be executive vice president, then senior vice president, and then vice president.  The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 12.                The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 13.                The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER/TREASURER AND

 ASSISTANT CHIEF FINANCIAL OFFICER/ASSISTANT TREASURERS

Section 14.                The chief financial officer/treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 15.                He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer/treasurer and of the financial condition of the corporation.

Section 16.                If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 17.                The assistant chief financial officer/assistant treasurer, or if there shall be more than one, the assistant chief financial officer/assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer/treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer/treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.                  Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the corporation and registered as they are issued.  Every holder of stock in the corporation, upon written request to the transfer agent or registrar of the corporation, shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the chief financial officer/treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stock holder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                  Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.                  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.

LOST CERTIFICATES

Section 4.                  The board of directors may direct (i) a new certificate or certificates or (ii) uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 5.                  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation.  If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

FIXING RECORD DATE

Section 6.                  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7.                  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.                  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.                  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 4.                  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.                  The fiscal year of the corporation shall be the calendar year.

SEAL

Section 6.                  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.                  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the first paragraph of Section 3 of this ARTICLE VIII, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors.

To obtain indemnification under this bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change in Control Event” as defined in the 2000 City National bank Director Deferred Compensation Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Section 2.                  To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater rights to advancement of expenses than said law permitted the corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the board of directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this bylaw or otherwise.

Section 3.                  (1) If a claim for indemnification (following final disposition of such Proceeding) under this ARTICLE VIII is not paid in full by the corporation within thirty (30) days after a written claim pursuant to the second paragraph of Section 1 of this ARTICLE VIII has been received by the corporation, or (2) if a request for advancement of expenses under this ARTICLE VIII is not paid in full by the corporation within twenty (20) days after a statement pursuant to Section 2 of this ARTICLE VIII and the required Undertaking, if any is required, have been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any is required, has not been tendered to the corporation)the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

If a determination shall have been made pursuant to the second paragraph of Section 1 of this ARTICLE VIII that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the first paragraph of this Section 3.

The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to the first paragraph of this Section 3 that the procedures and presumptions of this bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this bylaw.

Section 4.                  All of the rights conferred in this ARTICLE VIII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the corporation and (x) any amendment or modification of this ARTICLE VIII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the corporation or ceased to serve at the corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

All of the rights conferred in this ARTICLE VIII, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the corporation, the board of directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination.

Section 5.                  The corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  To the extent that the corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in the next paragraph of this Section 5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

The corporation may, to the extent authorized from time to time by the board of directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the corporation to the fullest extent of the provisions of this bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the corporation.

Section 6.                  For purposes of this bylaw: (1) “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and (2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this bylaw.

Any notice, request or other communication required or permitted to be given to the corporation under this bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

Section 7.                  If any provision or provisions of this bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of this bylaw (including, without limitation, each portion of any paragraph of this bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this bylaw (including, without limitation, each such portion of any paragraph of this bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

AMENDMENTS

Section 1.                  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeat or adoption of new bylaws be contained in the notice of such special meeting.